NEWS RELEASE

Contact:  Raymond J. Pacini
          Chief Executive Officer
          California Coastal Communities, Inc.
          949-250-7781

             CALC FILES LITIGATION CHALLENGING COASTAL COMMISSION'S

                       NOVEMBER 2000 PLAN FOR BOLSA CHICA

         IRVINE, California, January 12, 2001 -- California Coastal Communities, Inc. (NASDAQ: "CALC") announced that its subsidiaries have filed a complaint in Orange County Superior Court challenging the California Coastal Commission's November 2000 suggested modifications to the County's Bolsa Chica Local Coastal Program which would limit development to only 65 acres of the 230-acre Bolsa Chica Mesa. The complaint includes causes of action for violation of the Company's constitutional rights of equal protection and due process, and for a taking of its property in contravention of the U.S. and California Constitutions. The complaint alleges that the Coastal Commission arbitrarily abandoned decades of prior approvals which would have permitted development on the entire Bolsa Chica Mesa.
         Due to the uncertainty of the litigation process, the Company cannot predict how long it will take to pursue its claims, or the probability for success.
          The Company is a residential land development and homebuilding company operating in Southern California. The Company's principal subsidiaries are Signal Landmark and Hearthside Homes, Inc. Signal Landmark owns 208 acres on the Bolsa Chica Mesa, which is adjacent to the Pacific Ocean and overlooks the Bolsa Chica wetlands in Orange County, CA, along with an additional 142 acres at Bolsa Chica. Hearthside Homes, Inc. completed the final phase of a 1,200 home master-planned community in Aliso Viejo, CA in 2000, and is currently building 112 homes at the Company's Rancho San Pasqual master-planned golf course

January 12, 2001                                                       Page 2

community in Escondido, CA, 16 homes on five acres of the Bolsa Chica Mesa in Huntington Beach, CA and 86 homes in the Chapman Heights master-planned golf-course community in Yucaipa, CA.

                  SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.